Exhibit 10.3

ISO – Time-Based

FORM OF

INCENTIVE STOCK OPTION

Granted by

EUREKA HOMESTEAD BANCORP, INC.

under the

EUREKA HOMESTEAD BANCORP, INC.

2020 EQUITY INCENTIVE PLAN

This incentive stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Equity Incentive Plan (the “Plan”) of Eureka Homestead Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.         Name of Participant: _______________

2.         Date of Grant: _________________

3.          Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option: _____________

•     This is an Incentive Stock Option (“ISO”) to the maximum extent permitted under Code Section 422(d) (meaning that up to $100,000 of Options (based on the exercise price) that vest in any one calendar year will be Incentive Stock Options).  Please note that for purposes of determining the maximum number of Options that can vest in any one calendar year as Incentive Stock Options, the Options granted to you in this Agreement that vest in a calendar year will be aggregated with any earlier Option grant(s) that you received that vest in the same calendar year.  If you vest in the maximum number of Incentive Stock Options in which you are permitted to vest for a calendar year under a prior Option Award, all Options that you receive under this Agreement that vest in the same calendar year will be considered Non-Statutory Stock Options.

4.         Exercise price per share:______________

5.         Expiration Date of Option:____________

6.        Vesting Schedule.  Except as otherwise provided in the Plan and this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

The Options granted under this Agreement shall vest in [number (#)] equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant, or [date], and succeeding installments on each anniversary thereafter, through [date], subject to accelerated vesting under Sections 9 and 11 of this Agreement.  To the extent the Options awarded to me are not equally divisible by the number of vesting periods, any excess Options shall vest on [date].

This Option may not be exercised at any time on or after the Option’s expiration date.

7.        Exercise Procedure.

7.1       Delivery of Notice of Exercise of Option.  The Participant may exercise this Option in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A or a similar form provided by the Company) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

•     Cash or personal, certified or cashier’s check in full/partial payment of the purchase price.

•     Stock of the Company in full/partial payment of the purchase price.

•     By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any tax withholding).

•     By selling shares from my Option shares through a broker in full/partial payment of the purchase price.

In order to exercise the Option, please deliver the Notice of Exercise and payment (if applicable) to the Company at the following address:

Eureka Homestead Bancorp, Inc.

1922 Veterans Memorial Blvd.

Metairie, Louisiana 70005

Attention:

8.         Delivery of Shares. Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.         Change in Control.

9.1      In the event of the Participant’s Involuntary Termination at or following a Change in Control, all Options held by the Participant, whether or not exercisable at that time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.

9.2      A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.       Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.       Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following  provisions:

(i)        Death.  This Option will become exercisable as to all shares subject to the outstanding Option, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier. In order for the Options to have ISO treatment, the Participant’s death must have occurred while employed or within three months of a Termination of Service.

(ii)       Disability.  This Option will become exercisable as to all shares subject to the outstanding Option, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of that Termination of Service, subject to termination on the Option’s expiration date, if earlier.

(iii)      Termination for Cause.  In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement that have not been exercised will immediately expire and be forfeited.

(iv)      Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Cause or an

Involuntary Termination following a Change in Control or Cause, all unvested Options will be forfeited and vested Options may thereafter be exercised, to the extent it was exercisable at the time of the termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.

12.       Miscellaneous.

12.1     No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2    This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3    Except as otherwise provided by the Committee, ISOs under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an Incentive Stock Option as of the day of such transfer.

12.4    This Agreement will be governed by and construed in accordance with the laws of the State of Louisiana.

12.5    This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of Stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.6    Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

12.7    This Incentive Stock Option Award, or any portion of this Award, is subject to forfeiture in accordance with the requirements of Section 7.16 of the Plan.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

EUREKA HOMESTEAD BANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges a copy of the Plan and related prospectus have been provided or made available to the Participant.

PARTICIPANT

EXHIBIT A

NOTICE OF EXERCISE OF OPTION

I hereby exercise the stock option (the “Option”) granted to me by Eureka Homestead Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Eureka Homestead Bancorp, Inc. 2020 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $______ per share.

I wish to pay the exercise price by (check on or more):

___       Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___       Stock of the Company with a Fair Market Value of $______ in full/partial payment of the purchase price.*

___       A net settlement of the Option, whereby I direct the Company to withhold a sufficient number of shares to satisfy the exercise price obtained on exercise in payment of the exercise price of the Option (and, if applicable, any tax withholding).

___       Selling  ______ shares from my Option shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___       investment

___       resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.
Participant’s signature

*      If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.